UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 23, 2013

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Rosetta Stone Inc. (the “Company”) was held on May 23, 2013 (the “Annual Meeting”).  The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.              Election of Class I Directors:  Our stockholders re-elected the following Class I directors to each serve three-year terms expiring on the date of the 2016 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Phillip A. Clough	16,499,876	203,298	3,881,452
Stephen M. Swad	16,497,837	205,337	3,881,452

2.              Ratification of Appointment of Independent Registered Public Accounting Firm:  Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.

Votes For	Against	Abstain	Broker Non-Votes

20,544,948	26,499	13,179	n/a

3.              Approval of the material terms of the performance goals for certain awards under the 2009 Omnibus Plan, as amended (the “2009 Plan”), to permit the Company to grant awards that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  Our stockholders approved the material terms of the performance goals.

Votes For	Against	Abstain	Broker Non-Votes

16,362,587	98,783	241,804	3,881,452

4.              Approval of the amendment to the 2009 Plan to increase the number of shares available for issuance under the 2009 Plan.  Our stockholders approved the amendment to our 2009 Plan.

Votes For	Against	Abstain	Broker Non-Votes

12,792,679	3,669,922	240,573	3,881,452

5.              Advisory Vote on Executive Compensation (Say on Pay): Our stockholders approved the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

15,303,375	625,683	774,116	3,881,452

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

	By:	/s/ Michael C. Wu
Name: Michael C. Wu
Title: General Counsel and Secretary